UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 7, 2005
National Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19136 (Commission File Number)	58-1922764 (IRS Employer Identification No.)

1400 ONE ENERGY SQUARE 4925 GREENVILLE DALLAS, TEXAS (Address of principal executive offices)	75206 (Zip Code)
Registrant’s telephone number, including area code: (214) 692-9211
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Agreement and Plan of Merger
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On December 7, 2005, National Energy Group, Inc. (“NEG”), AREP Oil & Gas LLC (“AREP Oil & Gas”), NEG IPOCO, Inc. (“Newco”) and, for certain purposes, American Real Estate Holdings Limited Partnership entered into a merger agreement (the “Merger Agreement”), pursuant to which NEG will be merged into Newco (the “Merger”). AREP Oil & Gas, which is a wholly owned indirect subsidiary of American Real Estate Partners, L.P., is the owner of 50.1% of NEG’s common stock.
In July 2005, NEG’s board of directors formed a Special Committee consisting of an independent disinterested member to evaluate and make recommendations with respect to the potential Merger. The Special Committee appointed Energy Spectrum Advisors, Inc. as its financial advisor and Bracewell & Giuliani LLP as its legal counsel. Energy Spectrum delivered a fairness opinion in connection with the Special Committee’s evaluation of the merger agreement. Following extensive review, the Special Committee recommended to NEG’s board of directors that the board approve the Merger. Following the adoption and approval of the agreement by the board of directors of NEG, AREP Oil & Gas delivered to NEG a written consent approving the agreement.
Upon consummation of the Merger, the current holders of NEG common stock (including AREP Oil & Gas) will receive shares of common stock of a new oil and gas company, Newco. The transaction, which is conditioned upon the consummation of an initial public offering of common stock by Newco, will terminate if the offering has not closed on or prior to December 1, 2006.
Each outstanding share of common stock of NEG would be converted in the Merger into shares of Newco in accordance with the terms of Section 1.7 of the Merger Agreement, which provides as follows:
     Section 1.7 Conversion of Shares.
     (a) At the Effective Time, each share of Company Common Stock (individually a “Share” and collectively the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares held in the Company’s treasury or by any of the Company’s subsidiaries) shall, by virtue of the Merger and without any action on the part of AREP Oil & Gas, IPO Co., the Company or the holder thereof, be converted into the right to receive that fraction of a fully-paid and non-assessable share of common stock, par value $.01 per share, of IPO Co. (“IPO Co. Common Stock”) equal to the Exchange Ratio (as defined below) (the “Merger Consideration”).
     (b) The “Exchange Ratio” shall be determined by multiplying 0.00000008936 [i.e., 1 / 11,190,650 (the number of outstanding Shares)] by the Share Amount (as hereafter defined). The “Share Amount” shall mean that number of shares of IPO Co. Common Stock which results in the holders of the Shares receiving, in the aggregate, a 7.990% (the “Percentage”) economic interest in the entire equity of the Enterprise (as hereafter defined) immediately prior to consummation of the IPO Transaction; provided, however, that the parties acknowledge and agree that: (i) the Percentage is based upon the assumption that the Enterprise will be subject to $500 million of net indebtedness (i.e., total indebtedness minus cash) immediately prior to or simultaneously with consummation of the IPO Transaction (after all incurrences and repayments of debt contemplated in Exhibit B hereto and excluding intercompany notes of the members of the Enterprise and their subsidiaries); (ii) to the extent that the Enterprise is subject to less than $500 million of net indebtedness at such time (after all incurrences and repayments of debt contemplated in Exhibit B hereto and excluding intercompany notes of the members of the Enterprise and their subsidiaries), the Percentage will be reduced by subtracting the Adjustment Amount (as hereafter defined) from the Percentage; and (iii) to the extent that the Enterprise is subject to in excess of $500 million of net indebtedness at such time (after all incurrences and repayments of debt contemplated in Exhibit B hereto and excluding intercompany notes of the members of the Enterprise and their subsidiaries), the Percentage will be increased by adding the Adjustment Amount to the Percentage. The “Adjustment Amount” shall mean the product of (x) 0.6322% and (y) that fraction obtained by dividing the positive difference between $500 million and the actual net indebtedness of the Enterprise immediately prior to or simultaneously with consummation of the IPO Transaction (after all incurrences and repayments of debt contemplated in Exhibit B hereto and excluding intercompany notes of the members of the Enterprise and their subsidiaries) by $100 million. Set forth on Schedule 1.7 hereto is an example of how the Percentage shall be calculated. At Closing, the remaining economic interest in the Enterprise will be held, directly or indirectly, by AREH. The term “Enterprise” shall mean a combination or consolidation of entities which includes 100% of the equity interests in each of AREP Oil & Gas, National Onshore, National Offshore and the Company.
     (c) Each of the parties acknowledge and agree that the structure of the IPO Transaction and the transactions described in Exhibit B have not been determined as of the date of this Agreement but the parties will work together in good faith to ensure that, regardless of the structure of such transactions, the holders of the Shares will receive in the Merger, in the aggregate, the Percentage, it being understood that the percentage interests of such holders in the Enterprise shall be reduced as a result of the issuance of shares of IPO Co. Common Stock pursuant to the IPO Transaction. The dilution resulting from the issuance of shares of IPO Co. Common Stock pursuant to the IPO Transaction will be borne equally by all holders of the IPO Co. Common Stock prior to the IPO Transaction (based upon the number of shares held). Attached as Schedule 1.7 is an example of the proportionate economic interests based on the assumptions set forth therein.
     (d) The parties acknowledge and agree that, following consummation of the IPO Transaction, there will be no restrictions or limitations, other than as imposed by applicable law, on any transactions by IPO Co., including, without limitation, any issuances of securities by IPO Co. (whether involving the issuance of shares of IPO Co. Common Stock pursuant to any employee or executive option plan or other equity incentive plan adopted by IPO Co., the issuance of shares of IPO Co. Common Stock in connection with any secondary equity offering, the issuance of shares of IPO Co.

Common Stock upon conversion of any convertible equity or debt securities that IPO Co. may issue in the future, or otherwise), or any adjustment, antidilution protection or preemptive right in respect thereof. The receipt of the Percentage is only for purposes of determining the Merger Consideration and is not an ongoing obligation, and neither IPO Co. nor any other person shall have any duty to cause the Percentage to be maintained following the Merger.
      (e) The parties further acknowledge and agree that: (i) the structure of the IPO Transaction may involve IPO Co. owning an equity interest in AREP Oil & Gas, with the remaining interest (the “Interest”) as of the Closing owned by AREH or affiliates of AREH which would be convertible into shares of IPO Co. Common Stock based upon AREH’s pro rata ownership in the Enterprise (subject to typical anti-dilution protections) (the “Convertible Option”) as a result of the Interest; (ii) initial capital accounts in AREP Oil & Gas will be set at fair market value; and (iii) at the formation of IPO Co., AREH will be issued a share or shares of non-redeemable Class B Common Stock of IPO Co. which will provide AREH with that percentage of the outstanding voting power of IPO Co. Common Stock equivalent to the number of shares of IPO Co. Common Stock it would obtain upon exercise of the Convertible Option; provided, however, that such Class B Common Stock shall not be entitled to any dividends or liquidation preference (other than a nominal preference not to exceed $1,000 in the aggregate) over the shares of IPO Co. Common Stock. Attached as Schedule 1.7 is an example of AREH’s conversion and voting rights.
      (f) At the Effective Time, each Share held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any party, be canceled, retired and cease to exist, and no shares of IPO Co. Common Stock shall be delivered with respect thereto.
      (g) At the Effective Time, each share of common stock and Class B Common Stock of IPO Co. issued and outstanding immediately prior to the Effective Time shall remain outstanding.
As a result of the foregoing, giving effect to the Merger, but without taking into account the issuance of Newco common stock in the offering, each of the holders of NEG common stock (including AREP Oil & Gas) will receive shares in Newco representing, in the aggregate, a 7.990% economic interest in the entire equity of a combination or consolidation of entities which will include 100% of the equity interests in each of NEG, AREP Oil & Gas, National Onshore LP (formerly TransTexas Gas Corporation) and National Offshore LP (formerly Panaco, Inc.), including the recently acquired Minden Field assets. The minority stockholders of NEG will receive, in exchange for their NEG common stock, Newco common stock representing 3.987% of such economic interest and AREP Oil & Gas will receive, in exchange for its NEG common stock, Newco common stock representing the remaining 4.003% economic interest.
The public offering of Newco shares will result in the proportionate reduction of the economic interests to be received by NEG stockholders as a result of the merger. The economic interests to be received by NEG stockholders as a result of the merger are based on the assumption that the combined or consolidated entities will have net indebtedness of approximately $500 million at the time of the merger and are subject to adjustment to the extent that the actual amount of net indebtedness at such time is less than or greater than $500 million.

National Onshore LP and National Offshore LP are currently wholly owned subsidiaries of AREP Oil & Gas that are engaged in the exploration, production and transmission of oil and gas.
The preceding is a brief summary of certain provisions of the Merger Agreement, the full text of which is being filed as an exhibit to this Current Report on Form 8-K. Reference is made to such exhibit for a more detailed description of the transactions.
This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which the offer, solicitation or sale of securities would be unlawful. Any offers, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K (“Current Report”) includes “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. The words “anticipate,” “expect,” “estimate,” “predict,” “believe,” and similar expressions and variations thereof are intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this Current Report that address activities, events, or developments that we expect or anticipate will or may occur in the future relating to the operations of National Energy Group, Inc., our unconsolidated non-controlling 50% equity interest in NEG Holding LLC and its subsidiary, NEG Operating LLC or the Merger and the transactions contemplated thereby are forward-looking statements and include statements regarding the interest, belief or current expectations of our management, directors, or our officers regarding such matters. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including uncertainties relating to strategic decisions of AREP Oil & Gas, as the managing member of NEG Holding LLC and the principal owner of the other companies that we manage, future oil and natural gas prices, future operating costs, severance and excise taxes, general economic, market or business conditions, the opportunities (or lack thereof) that may be presented to and pursued by us, competitive actions by other oil and natural gas companies, changes in laws or regulations, adverse weather and other factors, many of which are beyond our control. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements.
Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.
On December 7, 2005, the Company issued a press release regarding the Merger. A copy of such press release is furnished herewith as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit is deemed to be “furnished” and not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Agreement and Plan of Merger dated as of December 7, 2005, by and among National Energy Group, Inc., a Delaware corporation, AREP Oil & Gas LLC, a Delaware limited liability company, NEG IPOCO, Inc., a Delaware corporation wholly owned by American Real Estate Holdings Limited Partnership, a Delaware limited partnership (“AREH”), and, for certain purposes, AREH.
99.1	—	Press Release dated December 7, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
By:	/s/ Randall D. Cooley
	Name:	Randall D. Cooley
	Title:	Vice President and Chief Financial Officer

Date: December 7, 2005